Exhibit 99.3

Tiger Trade Technologies, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
December 31, 2014
				Tiger Trade
	SMSA Ballinger	Tiger Trade	Pro Forma	Technologies, Inc.
	Acquisition Corp	Technologies, Inc.	Adjustments	Pro Forma
Assets

Current assets:
Cash	$119	$200,530	805,000	$1,005,649
Total current assets	119	200,530	805,000	1,005,649

Total Assets	$119	$200,530	$805,000	$1,005,649

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$1,500	$7,318	$-	$8,818
Accounts payable, related parties	-	125,243	-	125,243
Total current liabilities	1,500	132,561	-	134,061

Commitments and contingencies (Note 6)

Stockholders' Equity:
Convertible preferred stock	-	-	5,000	5,000
Common stock	10,031	16,400	(5,596)	20,835
Additional paid in capital	31,738	298,600	712,446	1,042,784
Treasury stock, 100,000 shares, at cost	-	(50,000)	50,000	-
Accumulated deficit	(43,150)	(197,031)	43,150	(197,031)
Total Stockholders' Equity	(1,381)	67,969	805,000	871,588

Total Liabilities and Stockholders' Equity	$119	$200,530	$805,000	$1,005,649

The accompanying notes are an integral part of these financial statements.

F - 1

Tiger Trade Technologies, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2014
				Tiger Trade
	SMSA Ballinger	Tiger Trade	Pro Forma	Technologies, Inc.
	Acquisition Corp	Technologies, Inc.	Adjustments	Pro Forma

Revenue	$-	$-	$-	$-

Cost of operations	-	-	-	-

Gross margin	-	-	-	-

Expenses:
Software development costs	-	118,843	-	118,843
General and administrative	24,152	78,188	-	102,340
Total operating expenses	24,152	197,031	-	221,183

Operating loss before other income	(24,152)	(197,031)	-	(221,183)

Other income	940	-	-	940

Net income before income taxes	(23,212)	(197,031)	-	(220,243)

Income taxes	-	-	-	-

Net (loss)	$(23,212)	$(197,031)	$-	$(220,243)

Weighted average number of common
shares outstanding - basic		16,013,360	4,821,650	20,835,010

Net loss per share - basic		$(0.01)	$-	$(0.01)

The accompanying notes are an integral part of these financial statements.

F - 2

Tiger Trade Technologies, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
September 30, 2015
				Tiger Trade
	SMSA Ballinger	Tiger Trade	Pro Forma	Technologies, Inc.
	Acquisition Corp	Technologies, Inc.	Adjustments	Pro Forma
Assets

Current assets:
Cash	$73	$236,786	40,000	$276,859
Prepaid expenses, related parties		119,764		$119,764
Total current assets	73	356,551	40,000	396,624

Property:
Computer and related equipment	-	15,465		15,465
Total property	-	15,465	-	15,465

Total Assets	$73	$372,015	$40,000	$412,088

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$-	$6,430	$-	$6,430
Accounts payable, related parties	-	22,815	-	22,815
Total current liabilities	-	29,246	-	29,246

Commitments and contingencies (Note 6)

Stockholders' Equity:
Convertible preferred stock	-	5,000		5,000
Common stock	10,031	17,920	(7,116)	20,835
Additional paid in capital	61,045	1,057,080	(73,887)	1,044,238
Treasury stock, 100,000 shares, at cost	-	(50,000)	50,000	-
Accumulated deficit	(71,003)	(687,230)	71,003	(687,230)
Total Stockholders' Equity	73	342,770	40,000	382,842

Total Liabilities and Stockholders' Equity	$73	$372,015	$40,000	$412,088

The accompanying notes are an integral part of these financial statements.

Tiger Trade Technologies, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2015
				Tiger Trade
	SMSA Ballinger	Tiger Trade	Pro Forma	Technologies, Inc.
	Acquisition Corp	Technologies, Inc.	Adjustments	Pro Forma

Revenue	$-	$-	$-	$-

Cost of operations	-	-	-	-

Gross margin	-	-	-	-

Expenses:
Software development costs	-	122,307	-	122,307
General and administrative	27,853	122,892	-	150,745
Total operating expenses	27,853	245,199	-	273,052

Operating loss before other expenses	(27,853)	(245,199)	-	(273,052)

Cancellation fee for reverse merger	-	(245,000)	-	(245,000)

Net loss before income taxes	(27,853)	(490,199)	-	(518,052)

Income taxes	-	-	-	-

Net (loss)	$(27,853)	$(490,199)	$-	$(518,052)

Weighted average number of common
shares outstanding - basic		17,217,132	3,617,878	20,835,010

Net loss per share - basic		$(0.03)	$-	$(0.02)

The accompanying notes are an integral part of these financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. REVERSE ACQUISITION OF SMSA BALLINGER ACQUISITION CORP.

On November __, 2015 Tiger Trade Technologies, Inc (“Tiger Trade”) entered into a Share Exchange Agreement, by and among Tiger Trade, its Stockholders and SMSA Ballinger Acquisition Corp. (“SMSA”). In accordance with the terms of the Agreement, SMSA issued 17,900,000 shares of its common stock to the then current common Stockholders of Tiger Trade. Additionally, SMSA issued 5,000,000 shares of Preferred Stock to the Preferred Stockholders of Tiger Trade. The issuance of common shares resulted in Tiger Trade Stockholders now holding approximately 85.91% of the issued and outstanding shares of SMSA’s Common Stock and 100% of the issued and outstanding shares of SMSA’s Preferred Stock.

As a condition precedent to the consummation of the Share Exchange Agreement, Orsolya Peresztegi, SMSA’s sole officer and director cancelled 7,095,602 of her Common Shares of SMSA pursuant to a Cancellation Agreement effective as of the Share Exchange Agreement Closing Date. Under the terms of the Cancellation Agreement, Tiger Trade paid Ms. Peresztegi a cancellation fee of $245,000.

Identification of the Accounting Acquirer

The Company considers factors in Accounting Standards Codification (“ASC”) of the Financial Accounting Standards Board (“FASB”) 805-10-55-10 through 55-15 in identifying the accounting acquirer. The Company uses the existence of a controlling financial interest to identify the acquirer - the entity that obtains control of the acquiree. Other pertinent facts and circumstances also shall be considered in identifying the acquirer in a business combination effected by exchanging equity interests, including the following: (a) The relative voting rights in the combined entity after the business combination, where the acquirer usually is the combining entity whose owners as a group retain or receive the largest portion of the voting rights in the combined entity taking into consideration the existence of any unusual or special voting arrangements and options, warrants, or convertible securities; (b) the existence of a large minority voting interest in the combined entity if no other owner or organized group of owners has a significant voting interest, and where the acquirer usually is the combining entity whose single owner or organized group of owners holds the largest minority voting interest in the combined entity; (c) the composition of the governing body of the combined entity, where the acquirer usually is the combining entity whose owners have the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity; (d) the composition of the senior management of the combined entity, where the acquirer usually is the combining entity whose former management dominates the management of the combined entity; and (e) the terms of the exchange of equity interests, where the acquirer usually is the combining entity that pays a premium over the pre-combination fair value of the equity interests of the other combining entity or entities, where the acquirer usually is the combining entity whose relative size (measured in, for example, assets, revenues, or earnings) is significantly larger than that of the other combining entity or entities.

Pursuant to ASC Paragraph 805-40-05-2, as one example of a reverse acquisition, a private operating entity may arrange for a public entity to acquire its equity interests in exchange for the equity interests of the public entity. In this situation, the public entity is the legal acquirer because it issued its equity interests, and the private entity is the legal acquiree because its equity interests were acquired. However, application of the guidance in ASC 805-10-55-11 through 55-15 results in identifying: (a) The public entity as the acquiree for accounting purposes (the accounting acquiree); and (b) the private entity as the acquirer for accounting purposes (the accounting acquirer).

Measuring the Consideration Transferred and Non-Controlling Interest

Pursuant to ASC 805-40-30-2 and 30-3 in a reverse acquisition, the accounting acquirer usually issues no consideration for the acquiree. Instead, the accounting acquiree usually issues its equity shares to the owners of the accounting acquirer. Accordingly, the acquisition-date fair value of the consideration transferred by the accounting acquirer for its interest in the accounting acquiree is based on the number of equity interests the legal subsidiary would have had to issue to give the owners of the legal parent the same percentage equity interest in the combined entity that results from the reverse acquisition. The fair value of the number of equity interests calculated in that way can be used as the fair value of consideration transferred in exchange for the acquiree. The assets and liabilities of the legal acquiree are measured and recognized in the consolidated financial statements at their pre- combination carrying amounts (see ASC 805-40-45-2(a)). Therefore, in a reverse acquisition, the non-controlling interest reflects the non-controlling shareholders’ proportionate interest in the pre-combination carrying amounts of the legal acquiree’s net assets even though the non-controlling interests in other acquisitions are measured at their fair values at the acquisition date.

Presentation of Consolidated Financial Statements Post Reverse Acquisition

Pursuant to ASC 805-40-45-1 and 45-2, consolidated financial statements following a reverse acquisition are issued under the name of the legal parent (accounting acquiree) but described in the notes as a continuation of the financial statements of the legal subsidiary (accounting acquirer), with one adjustment, which is to retroactively adjust the accounting acquirer’s legal capital to reflect the legal capital of the accounting acquiree. That adjustment is required to reflect the capital of the legal parent (the accounting acquiree). Comparative information presented in those consolidated financial statements also is retroactively adjusted to reflect the legal capital of the legal parent (accounting acquiree). The consolidated financial statements reflect all of the following: (a) The assets and liabilities of the legal subsidiary (the accounting acquirer) recognized and measured at their pre- combination carrying amounts; (b) the assets and liabilities of the legal parent (the accounting acquiree) recognized and measured in accordance with the guidance in Topic 805 "business combinations"; (c) the retained earnings and other equity balances of the legal subsidiary (accounting acquirer) before the business combination; (d) the amount recognized as issued equity interests in the consolidated financial statements determined by adding the issued equity interest of the legal subsidiary (the accounting acquirer) outstanding immediately before the business combination to the fair value of the legal parent (accounting acquiree) determined in accordance with the guidance in this topic applicable to business combinations. However, the equity structure (that is, the number and type of equity interests issued) reflects the equity structure of the legal parent (the accounting acquiree), including the equity interests the legal parent issued to effect the combination.

Accordingly, the equity structure of the legal subsidiary (the accounting acquirer) is restated using the exchange ratio established in the acquisition agreement to reflect the number of shares of the legal parent (the accounting acquiree) issued in the reverse acquisition.

Pursuant to ASC 805-40-45-4 and 45-5, in calculating the weighted-average number of common shares outstanding (the denominator of the earnings-per- share (“EPS”) calculation) during the period in which the reverse acquisition occurs: (a) The number of common shares outstanding from the beginning of that period to the acquisition date shall be computed on the basis of the weighted-average number of common shares of the legal acquiree (accounting acquirer) outstanding during the period multiplied by the exchange ratio established in the merger agreement; and (b) the number of common shares outstanding from the acquisition date to the end of that period shall be the actual number of common shares of the legal acquirer (the accounting acquiree) outstanding during that period. The basic EPS for each comparative period before the acquisition date presented in the consolidated financial statements following a reverse acquisition shall be calculated by dividing (a) by (b): (a) The income of the legal acquiree attributable to common shareholders in each of those periods; and (b) the legal acquiree’s historical weighted-average number of common shares outstanding multiplied by the exchange ratio established in the acquisition agreement.

As a result of the controlling financial interest of the former stockholders of Tiger Trade, for financial statement reporting purposes, the asset acquisition has been treated as a reverse acquisition with Tiger Trade deemed the accounting acquirer and SMSA deemed the accounting acquiree under the acquisition method of accounting in accordance with ASC 805-10-55 of the FASB. The reverse acquisition is deemed a capital transaction and the net assets of Tiger Trade (the accounting acquirer) are carried forward to the Company (the legal acquirer and the reporting entity) at their carrying value before the acquisition. The acquisition process utilizes the capital structure of the Company and the assets and liabilities of Tiger Trade which are recorded at their historical cost. The equity of the Company is the historical equity of Tiger Trade.

The following table summarizes the preliminary acquisition accounting.

Total purchase consideration:
Common stock outstanding prior to the reverse acquisition	10,030,612
Common stock issued	17,900,000
Common stock cancelled	(7,095,602)
Common stock outstanding after the reverse acquisition	20,835,010

Following is a summary of the historical cost values of the Assets acquired and liabilities assumed as if the acquisition occurred on September 30, 2015:
Assets acquired:
Property and equipment, net	15,465
Other assets, including cash	356,551
Total assets	372,016
Liabilities assumed:
Accounts payable	29,246
Total liabilities	29,246

Net transfer value	342,770

There were no material relationships between SMSA and Tiger Trade or between their respective affiliates, directors, or officers or associates.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The unaudited pro forma combined financial statements have bee
n compiled in a manner consistent with the accounting policies adopted by Tiger Trade. The accounting policies of SMSA were not deemed to be materially different from those adopted by Tiger Trade.

3. ACQUISITION RELATED COSTS

Tiger Trade incurred acquisition-related charges, primarily for investment banking, legal, accounting and other professional services. Additionally, Tiger Trade paid a cancellation fee of $245,000 to Orsolya Peresztegi, SMSA’s sole officer and director in exchange for the cancellation of 7,095,602 of her Common Shares of SMSA.

4. PRO FORMA ADJUSTMENTS

The unaudited pro forma combined financial statements are based upon the historical financial statements of Tiger Trade and SMSA and reflect certain adjustments which Tiger Trade believes are reasonable to give effect to the SMSA reverse acquisition. The adjustments are based upon currently available information and assumptions, and therefore the actual impacts will likely differ from the reported pro forma adjustments. Pro forma adjustments are comprised of the issuance and retirement of common and preferred stock and retained earnings of SMSA.